UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	38-0572512
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan	48265-2000
(Address of each of the registrant’s principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant of General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-165610

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A, liquidation amount $25 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A (“Series A Preferred”), liquidation amount $25, reference is made to the information set forth under the heading “Description of the Series A Preferred” in the prospectus supplement of the Registrant dated March 22, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2011, under the Securities Act of 1933, as amended (the “Act”) pursuant to Rule 424(b) under the Act. The above mentioned description contained in the prospectus supplement is incorporated herein by reference.

Item 2.	Exhibits.

2.1	Registration Statement on Form S-3 of the Registrant filed with the Commission on March 22, 2010 (No. 333-165610).

2.2	Prospectus Supplement of the Registrant relating to the offering of the Series A Preferred filed with the Commission on March 23, 2011, pursuant to Rule 424(b).

2.3	Amended and Restated Certificate of Incorporation of the Registrant, as amended, dated as of March 25, 2011, incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of the Registrant filed with the Commission on March 25, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 25, 2011

ALLY FINANCIAL INC.

By:	/s/ Cathy L. Quenneville
	Name:	Cathy L. Quenneville
	Title:	Secretary